Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Socket Mobile, Inc.

We consent to the incorporation by reference in the following Registration Statements of Socket Mobile, Inc. of our report dated March 25, 2024, relating to the financial statements of Socket Mobile, Inc. (the “Company”) as of December 31, 2023 and 2022, and for the years then ended, included in this Annual Report (Form 10-K) for the years ended December 31, 2023 and 2022:

  Registration Statement on Form S-3 and Form S-3/A (No. 333-100754) pertaining to the 4,844,797 (post reverse split 484,480) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-87348) pertaining to the 500,104 (post reverse split 50,010) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-96231) pertaining to the 2,662,638 (post reverse split 266,263) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-159923) pertaining to the 645,981 shares of common stock of the Company;
  Registration Statements on Form S-3 and Form S-3/A (No. 333-171267) pertaining to the 1,310,398 shares of common stock of the Company;
  Registration Statements on Form S-8 (Nos. 333-220043, 333-214612, 333-199599, 333-180055, 333-172950, 333-165984, 333-157975, 333-149688, 333-141587, 333-132345, and 333-123396) pertaining to the 2004 Equity Incentive Plan;
  Registration Statement on Form S-3 (No. 333-172948) pertaining to the 282,485 shares of common stock of the Company.
   Registration Statement on Form S-3 (No. 333-220042) pertaining to the 972,884 shares of common stock of the Company.
  Registration Statement on Form S-3 (No. 333-249873) pertaining to the 1,047,942 shares of common stock of the Company.
  Registration Statement on Form S-3 (No. 333-255186) pertaining to the 10,000,000 shares of common stock of the Company.
  Registration Statement on Form S-3 (No. 333-272454) pertaining to the 1,194,027 shares of common stock of the Company.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 25, 2024